UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 3006 Northup Way, Suite 103, Bellevue, WA 98004

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425) 284-5200

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events,

As previously disclosed, on March 17, 2010, Gary Jones, a former executive at eMagin Corporation (the “Company”)  filed a complaint for damages in the Superior Court of the State of Washington for King County (the “Complaint”) against the Company and the Company's Chief Financial Officer. The Complaint alleges unspecified damages for failure to pay contractual payments and wages under Washington law and includes, among other claims, breach of contract, breach of the duty of good faith and fair dealing, promissory estoppel and misrepresentation.

In addition, as previously disclosed on May 21, 2010, the court granted the Company's motion to dismiss, in part, regarding the claim for misrepresentation and certain of the Washington Wage Claims.  The Chief Financial Officer's motion to dismiss was also granted, in part, relating to the following claims against him: certain of the Washington Wage Claims, breach of contract, breach of promises of specific treatment in specific circumstances, breach of the duty of good faith and fair dealing, and promissory estoppel.

On March 21, 2011, the Company executed a Settlement Agreement and Full and Complete Mutual Release (the “Settlement Agreement”)  among the Company, Mr. Jones and the Company’s Chief Financial Officer, which had previously been executed by Mr. Jones and  the Chief Financial Officer, and which, subject to its terms and conditions, will  become effective on March 29, 2011 (the “Effective Date”).  Pursuant to the Settlement Agreement, the Company agreed to make the following payments in the aggregate amount of $650,000: (i) payment to Mr. Jones in the gross amount of $478,000 for payment amounts set forth in that certain Executive Separation and Consulting Agreement (“ECSA”) and Expense Reimbursement and Compensation Schedule (“ERCS”) entered into by Mr. Jones and the Company in January 2007, to be paid within eight days after the Effective Date, as adjusted pursuant to the Settlement Agreement; (ii) $136,031.62 in attorney’s fees to be paid to  Mr. Jones’ attorney  within eight days after both the Effective Date and receipt by the Company of an IRS Form W-9 of Mr. Jones’ attorney; (iii) $9,447.34 in additional attorney’s fees to be paid to Mr. Jones’ other attorney within eight days after both the Effective Date and receipt by the Company of an IRS Form W-9 of Mr. Jones’ attorney; and (iv) $26,521.04 for a negotiated interest amount pursuant to the ECSA and ERCS to be paid within eight days after the Effective Date (collectively, the “Settlement Payments”).  In addition to the Settlement Payments, the defendants agreed to provide a full and complete release to Mr. Jones.

The Settlement Agreement contains mutual releases among  the Company, its Chief Financial Officer and Mr. Jones, and pursuant to the Settlement Agreement, Mr. Jones agreed to dismiss the Complaint against the Company and its Chief Financial Officer with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: March 25, 2011	By:	/s/ Andrew G. Sculley
Name: Andrew G. Sculley
Title: Chief Executive Officer

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